   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 1996
                                                   REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  SALOMON INC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        DELAWARE                                               22-1660266
                (STATE OF INCORPORATION)                          (I.R.S. EMPLOYER IDENTIFICATION NO.)

                            SEVEN WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                                 (212) 783-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                       ARNOLD S. OLSHIN, ESQ., SECRETARY
                                  SALOMON INC
                            SEVEN WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                                 (212) 783-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                  JOHN W. WHITE, ESQ.                                     ALAN L. BELLER, ESQ.
                CRAVATH, SWAINE & MOORE                            CLEARY, GOTTLIEB, STEEN & HAMILTON
                   825 EIGHTH AVENUE                                       ONE LIBERTY PLAZA
                NEW YORK, NEW YORK 10019                                NEW YORK, NEW YORK 10006

                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
 At such time (from time to time) after the effective date of this Registration
   Statement as agreed upon by Berkshire Hathaway Inc. ("Berkshire") and the
                  Underwriters in light of market conditions.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X] 333-11881

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF             AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
      SECURITIES TO BE REGISTERED           REGISTERED           PER UNIT              PRICE         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per
 share.................................         (1)               (1)(2)          $53,890,000(2)       $16,330.30(2)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) This registration statement relates to an indeterminate number of shares of Common Stock of Salomon Inc (the "Common Stock") that may be deliverable by Berkshire upon exchange of exchangeable debt securities having an aggregate public offering price of up to $53,890,000 (the "Berkshire Exchangeable Debt Securities") that may be offered by Berkshire under a separate registration statement or registration statements of Berkshire, plus an indeterminate number of shares, if any, that may be deliverable upon the occurrence of certain events to be described in the anti-dilution provisions of any Berkshire Exchangeable Debt Securities.

(2) Because the Common Stock being registered hereunder is deliverable only upon exchange of the Berkshire Exchangeable Debt Securities, the registration fee has been calculated pursuant to Rule 457 based on the proposed maximum aggregate offering price of the Berkshire Exchangeable Debt Securities.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The information in the Registration Statement filed by Salomon Inc (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 333-11881) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

  Exhibits.

     All exhibits filed with or incorporated by reference in Registration Statement No. 333-11881 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following which are filed herewith:

  5        --    Opinion of Cravath, Swaine & Moore
 23(a)     --    Consent of Arthur Andersen LLP
 23(b)     --    Consent of Cravath, Swaine & Moore (included in Exhibit 5)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SALOMON INC CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 25TH DAY OF NOVEMBER, 1996.

                                          SALOMON INC

                                          By:      /s/ ARNOLD S. OLSHIN
                                                (Arnold S. Olshin, Secretary)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES WITH SALOMON INC AND ON THE DATES INDICATED.

            SIGNATURES                              TITLE                         DATE
-----------------------------------    --------------------------------    ------------------
                 *                     Chief Executive Officer,             November 25, 1996
-----------------------------------    Chairman and Director
        (Robert E. Denham)
                 *                     Chief Financial Officer              November 25, 1996
-----------------------------------
        (Jerome H. Bailey)
      /s/ RICHARD J. CARBONE           Principal Accounting Officer         November 25, 1996
-----------------------------------    and Controller
       (Richard J. Carbone)
                 *                     Director                             November 25, 1996
-----------------------------------
        (Dwayne O. Andreas)
                 *                     Director                             November 25, 1996
-----------------------------------
        (Warren E. Buffett)
                 *                     Director                             November 25, 1996
-----------------------------------
         (Claire M. Fagin)
                 *                     Director                             November 25, 1996
-----------------------------------
        (John L. Haseltine)
                 *                     Director                             November 25, 1996
-----------------------------------
       (Gedale B. Horowitz)
                 *                     Director                             November 25, 1996
-----------------------------------
        (Deryck C. Maughan)
                 *                     Director                             November 25, 1996
-----------------------------------
        (David O. Maxwell)
                 *                     Director                             November 25, 1996
-----------------------------------
         (William F. May)

            SIGNATURES                              TITLE                         DATE
-----------------------------------    --------------------------------    ------------------
                 *                     Director                             November 25, 1996
-----------------------------------
        (Charles T. Munger)
                 *                     Director                             November 25, 1996
-----------------------------------
         (Shigeru Myojin)
                 *                     Director                             November 25, 1996
-----------------------------------
        (Louis A. Simpson)
                 *                     Director                             November 25, 1996
-----------------------------------
        (Robert G. Zeller)

---------------
* The undersigned, by signing his name hereto, does hereby sign this registration statement or amendment thereto on behalf of each of the above-indicated directors and officers of Salomon Inc pursuant to powers of attorney executed on behalf of each such director and officer.

By:     /s/ ARNOLD S. OLSHIN
 (Arnold S. Olshin, Attorney-in-Fact)

                                 EXHIBIT INDEX

   Exhibit
     No.                                           Description
-------------    -------------------------------------------------------------------------------
  5        --    Opinion of Cravath, Swaine & Moore
 23(a)     --    Consent of Arthur Andersen LLP
 23(b)     --    Consent of Cravath, Swaine & Moore (included in Exhibit 5)